EXHIBIT 5

            [LETTERHEAD OF STROOCK & STROOCK & LAVAN]

June 2, 1995

Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA 92121

Re:  Alliance Pharmaceutical Corp.
     Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you (the "Company") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 1,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). The Shares are issuable pursuant to the Company's 1991 Stock Option Plan (the "Plan").

We have examined copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, the Plan, the minutes of various meetings of the Board of Directors of the Company and the original, photostatic or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company or others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/STROOCK & STROOCK & LAVAN

                                           EXHIBIT 24.2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Alliance Pharmaceutical Corp. on
Form S-8 of our report dated July 27, 1993, appearing in the Annual Report on Form 10-K of Alliance Pharmaceutical Corp. (the "Company") for the year ended June 30, 1994, as amended by the Company's Amended Annual Report on Form 10-K/A filed March 7, 1995.


/s/ DELOITTE & TOUCHE LLP

New York, New York
May __, 1995

                                              EXHIBIT 24.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the 1991 Stock Option Plan of Alliance Pharmaceutical Corp. of our report dated August 16, 1994, with respect to the consolidated financial statements and schedule of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K), as amended by Form 10-K/A, for the year ended June 30, 1994, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG, LLP

San Diego, California
May __, 1995

                                               EXHIBIT 25

                         POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (or an amendment to a previously filed Registration Statement on Form S-8) or such other form as counsel to Alliance Pharmaceutical Corp. (the "Corporation") may recommend in connection with the registration of 1,000,000 shares of common stock of the Corporation which may be issued to directors, officers, employees and consultants of the Corporation, pursuant to the 1991 Stock Option Plan of the Corporation as approved at the annual meeting of shareholders held on November 14, 1994, and any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has caused this power of attorney to be executed as of the date set forth beside their name.


    /s/ Carroll O. Johnson    Director       April 1, 1995
        Carroll O. Johnson

    /s/ Stephen M. McGrath    Director       April 1, 1995
        Stephen M. McGrath

    /s/ Donald E. O'Neill     Director       April 1, 1995
        Donald E. O'Neill


    /s/ Helen M. Ranney       Director       March 31, 1995
        Helen M. Ranney, M.D.

    /s/ Jean Riess, Ph.D.     Director       April 1, 1995
        Jean Riess, Ph.D.

    /s/ Thomas F. Zuck, M.D.  Director       April 1, 1995
        Thomas F. Zuck, M.D.